SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2006

AHPC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-17458	73-1326131
(Commission File Number)	(I.R.S. Employer I.D. Number)

80 Internationale Boulevard, Unit A Glendale Heights, Illinois	60139
(Address of Principal Executive Offices)	(Zip Code)

630-407-0242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On June 26, 2006, AHPC Holdings, Inc. (the "Company") issued a press release (the "Press Release") announcing, effective June 20, 2006, the Company completed a private placement of newly issued Series B convertible preferred stock, $0.01 par value per share (the Series B Preferred"), and common stock purchase warrants to purchase up to 1,950,000 shares of the Company's common stock, par value $0.01 per share (the "Warrants") for $3 million to Mercator Momentum Fund III, L.P., Monarch Pointe Fund, Ltd. and M.A.G. Capital, LLC (collectively, the "Purchasers"). A copy of the Press Release is attached as Exhibit 99.1 to this report.

The terms of the private placement are governed by a Subscription Agreement among the Company and the Purchasers dated as of June 20, 2006, a copy of which is attached to this report as Exhibit 99.2 and incorporated herein by reference. The shares of Series B Preferred issued to the Purchasers pay preferential, cumulative dividends at a rate of the higher of 9% or the Prime Rate plus 1%, subject to a maximum rate of 12%. The dividends are payable monthly in arrears on the first day of the month while such shares of Series B Preferred are outstanding. The holders of the Series B Preferred do not have the right to vote on matters that come before the shareholders, except in limited circumstances. Furthermore, the holders of the Series B Preferred have the option, at any time, to convert their shares into shares of the Company's common stock at a fixed conversion rate of $1.60.  The Warrants grant the holders the right to purchase shares of the Company's common stock at an exercise price of $1.75, with respect to 975,000 shares, and $1.85 with respect to the remaining 975,000 shares. A copy of the form of the Warrants is attached to this report as Exhibit 99.3 and is incorporated herein by reference.

The Company has granted the Purchasers registration rights covering the shares of the Company's common stock issuable upon (1) conversion of the Series B Preferred and (2) exercise of the Warrants (collectively, the "Registrable Securities") pursuant to the terms of a Registration Rights Agreement, a copy of which is attached to this report as Exhibit 99.4 and is incorporated herein by reference. Pursuant to the terms of the Registration Rights Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission by September 13, 2006 in order to register the resale of the Registrable Securities under the Securities Act of 1933, as amended. Moreover, the Company is required to use its best efforts to cause such registration statement to become effective within 90 days after the filing.

The Company issued the shares of Series B Preferred and the Warrants pursuant to certain exemptions from registration provided by section 4(2) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated thereunder, certain state securities laws and certain rules and regulations promulgated pursuant thereto.

Section 3 - Securities and Trading Markets

Item 3.02      Unregistered Sales of Equity Securities.

        Information required by this Item 3.02 of Form 8-K is disclosed above under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

    (d)      Exhibits

       The following exhibits are filed herewith:

Exhibit 99.1 - Press Release of AHPC Holdings, Inc. issued June 26, 2006.

Exhibit 99.2 - Subscription Agreement.

Exhibit 99.3 - Form of Warrant.

Exhibit 99.4 - Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AHPC HOLDINGS, INC.
Date: June 26, 2006
BY  /s/  Deborah J. Bills
Deborah J. Bills, Chief Financial Officer
and Secretary

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